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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

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                    [LETTERHEAD OF MACKENZIE PARTNERS, INC.]


News Release

CONTACT:
-------
Stan Kay
(212) 929-5940


FOR IMMEDIATE RELEASE:
----------------------

            GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG ANNOUNCE
                 FOUR NOMINEES FOR BOARD OF REXENE CORPORATION

NEW YORK, NY -- December 4, 1996 -- Guy P. Wyser-Pratte and Spear, Leeds & Kellogg announced today its nominees for the board of directors of Rexene Corporation (NYSE:RXN) if the Rexene shareholders adopt the proposal to call a special meeting to remove and replace the existing directors. The Nominees are Lawrence McQuade, James Pasman, Jr., Robert Mauch and Jonathan Macey. The Rexene board would be reduced in size so that these four would form a majority of the Rexene board.

Mr. Wyser-Pratte commented, 'These four highly qualified individuals constitute a blue chip slate of nominees. Messrs. McQuade, Pasman and Mauch have been directors, chief executives and presidents of well-known companies. Mr. McQuade was E.V.P. and a director of W.R. Grace & Co., President and C.E.O. of Procon Incorporated and a director of Kaiser Aluminum & Chemical Corp.; Mr. Pasman was Chairman and C.E.O. of Kaiser Aluminum & Chemical Corp., Chairman of Permian Oil Co., C.F.O. and a director of AmeriGas, Inc. and C.F.O. and Vice Chairman of Aluminum Company of America; and Mr. Mauch was President, C.E.O. and director of AmeriGas, Inc. and President, C.E.O. and director of Petrolane, Inc.'

Mr. Wyser-Pratte continued, 'All three have solid chemical industry experience and have restructured chemical operations during difficult periods. They know how to manage chemicals operations, as well as balance sheets, and know how to do so under difficult circumstances. Mr. Macey is the J. DuPratte White Professor of Law, Cornell University and is Director of the John M. Olin Program in Law and Economics. Mr. Macey brings with him an extensive legal background and a solid corporate governance experience. We have gone out of our way to find these four highly qualified nominees and retained the services of New York City-based Seiden Krieger Associates, which conducted a nationwide search for these candidates.'

                                     -more-

December 4, 1996
Page Two

Mr. Wyser-Pratte concluded, 'These four individuals have been charged with maximizing the current value of Rexene shares by selling the company. Should that not be possible however, these seasoned executives are clearly qualified to lead Rexene for the long-term.'

Wyser-Pratte and Spear, Leeds & Kellogg will soon file an amended Preliminary Solicitation Statement which will include more detailed information on the nominees.


                                     # # #


PARTICIPANT INFORMATION
-----------------------

Mr. Wyser-Pratte owns beneficially 953,600 shares of Rexene common stock, representing approximately 5.07% of the outstanding shares. Spear, Leeds &
Kellogg owns beneficially 948,600 shares of the Rexene common stock, representing approximately 5.04% of the outstanding shares. As stated above, the nominees of Mr. Wyser-Pratte and Spear, Leeds & Kellogg for election to the board of directors of Rexene are Messrs. McQuade, Pasman, Mauch and Macey. Mr. McQuade beneficially owns 2,000 shares of Rexene common stock. Eric Longmire, of Wyser-Pratte & Co., is also a participant.